                                              Exhibit 99.1

DISCOVER FINANCIAL SERVICES REPORTS FIRST QUARTER 2024 NET INCOME OF $308 MILLION
OR $1.10 PER DILUTED SHARE

BOARD OF DIRECTORS DECLARES QUARTERLY COMMON STOCK DIVIDEND OF $0.70 PER SHARE

First Quarter 2024 Results
	2024	2023(1)	YOY Change
Total loans, end of period (in billions)	$126.6	$112.7	12%
Total revenue net of interest expense (in millions)	$4,210	$3,742	13%
Total net charge-off rate	4.92%	2.72%	220 bps
Net income/(loss) (in millions)	$308	$968	(68%)
Diluted EPS	$1.10	$3.55	(69%)
Note(s)
1. The comparative prior quarter ended March 31, 2023 has been restated as disclosed in the Company's Financial Data Supplement on Form 8-K for the second quarter 2023

Riverwoods, IL, April 17, 2024 - Discover Financial Services (NYSE: DFS) today reported net income of $308 million or $1.10 per diluted share for the first quarter of 2024, as compared to a net income of $968 million or $3.55 per diluted share for the first quarter of 2023.

“Our first quarter results showed good loan growth, net interest margin expansion, and stabilizing delinquencies, while expenses were elevated due to our action to advance the resolution of our card misclassification issue,” said Michael Shepherd, Discover’s Interim CEO and President. “These results underscore the continued strength of our underlying operating model and our focus on enhancing our risk management and compliance foundation. We look forward to our merger with Capital One, which will create a leading banking and payments organization, grounded on commitment to an outstanding customer experience and the communities we serve."

Segment Results

Digital Banking

Digital Banking pretax income of $322 million for the quarter was $888 million lower than the prior year period reflecting an increase to our card misclassification remediation reserve, higher provision for credit losses and higher operating expenses, partially offset by increased revenue net of interest expense.

Total loans ended the quarter at $126.6 billion, up 12% year-over-year, and down 1% sequentially. Credit card loans ended the quarter at $99.5 billion, up 11% year-over-year. Personal loans increased $1.7 billion, or 21%, and private student loans were flat. The organic student loan portfolio, which excludes purchased loans, increased $123 million, or 1% year-over-year.

Net interest income for the quarter increased $355 million, or 11%, driven by higher average receivables partially offset by net interest margin compression. Net interest margin was 11.03%, down 31 basis points versus the prior year. Card yield was 15.79%, up 73 basis points from the prior year primarily driven by higher prime rate and lower payment rates, partially offset by higher interest charge-offs. Interest expense as a percent of total loans increased 120 basis points from the prior year period, primarily driven by higher funding costs.

Non-interest income increased $69 million, or 13%, from the prior year period reflecting higher discount / interchange revenue from an improved volume mix and lower rewards cost, and higher loan fee income.

The total net charge-off rate of 4.92% was 220 basis points higher versus the prior year period reflecting continued seasoning of recent vintages with higher delinquency trends. The credit card net charge-off rate was 5.66%, up 256 basis points from the prior year period and up 98 basis points from the prior quarter. The 30+ day delinquency rate for credit card loans was 3.83%, up 107 basis points year-over-year and down 4 basis points from the prior quarter. The student loan net charge-off rate was 1.58%, up 54 basis points from the prior year and up 6 basis points from the prior quarter. Personal loans net charge-off rate of 4.02% was up 208 basis points from the prior year and up 63 basis points from the prior quarter.

Provision for credit losses of $1.5 billion increased $395 million from the prior year quarter driven by an $806 million increase in net-charge offs partially offset by a $410 million lower reserve build.

Total operating expenses were up $917 million year-over-year, or 68%. Other expense was up due to a $799 million increase to the card misclassification remediation reserve. Professional fees were up due to investments in compliance and risk management and higher recovery fees. Employee compensation increased from higher technology resources and severance expense while information processing increased due to technology investments.

Payment Services

Payment Services pretax income of $82 million was up $35 million year-over-year primarily driven by increased PULSE revenue and first quarter 2023 net losses on equity investments.

Payment Services volume was $100.3 billion, up 18% from the prior year period. PULSE dollar volume was up 21% primarily driven by increased debit transaction volume. Diners Club volume was up 11% year-over-year reflecting continued strength across most regions. Network Partners volume increased 4% from the prior year primarily reflecting higher AribaPay volume.

Dividend Declaration

The Board of Directors of Discover Financial Services declared a quarterly cash dividend of $0.70 per share of common stock payable on June 6, 2024, to holders of record at the close of business on May 23, 2024.

Conference Call and Webcast Information

The company will host a conference call to discuss its fourth quarter results on Thursday, April 18, 2024, at 7:00 a.m. Central Time. Interested parties can listen to the conference call via a live audio webcast at https://investorrelations.discover.com.

About Discover

Discover Financial Services (NYSE: DFS) is a digital banking and payment services company with one of the most recognized brands in U.S. financial services. Since its inception in 1986, the company has become one of the largest card issuers in the United States. The company issues the Discover® card, America's cash rewards pioneer, and offers private student loans, personal loans, home loans, checking and savings accounts and certificates of deposit through its banking business. It operates the Discover Global Network® comprised of Discover Network, with millions of merchants and cash access locations; PULSE®, one of the nation's leading ATM/debit networks; and Diners Club International®, a global payments network with acceptance around the world. For more information, visit www.discover.com/company.

Contacts
Investors:                Media:
Eric Wasserstrom, 224-405-4555        Matthew Towson, 224-405-5649
investorrelations@discover.com        matthewtowson@discover.com

A financial summary follows. Financial, statistical, and business related information, as well as information regarding business and segment trends, is included in the financial supplement filed as Exhibit 99.2 to the company's Current Report on Form 8-K filed today with the Securities and Exchange Commission (“SEC”). Both the earnings release and the financial supplement are available online at the SEC's website (http://www.sec.gov) and the company's website (https://investorrelations.discover.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which speak to our expected business and financial performance, among other matters, contain words such as "believe," "expect," "anticipate," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," "forecast," and similar expressions. Such statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this press release and there is no undertaking to update or revise them as more information becomes available. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment, the levels of consumer confidence and consumer debt and investor sentiment; the impact of current, pending and future legislation, regulation, supervisory guidance and regulatory and legal actions, including, but not limited to, those related to accounting guidance, tax reform, financial regulatory reform, consumer financial services practices, anti-corruption and funding, capital and liquidity; risks related to the proposed merger with Capital One Financial Corporation (“Capital One”) including, among others, (i) failure to complete the merger with Capital One or unexpected delays related to the merger or the inability of the parties to obtain regulatory approvals or satisfy other closing conditions required to complete the merger, (ii) regulatory approvals resulting in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction, (iii) diversion of management’s attention from ongoing business operations and opportunities, (iv) cost and revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (v) the integration of each party’s management, personnel and operations will not be successfully achieved or may be materially delayed or will be more costly or difficult than expected, (vi) deposit attrition, customer or employee loss and/or revenue loss as a result of the announcement of the proposed merger, (vii) expenses related to the proposed merger being greater than expected, and (viii) shareholder litigation that could prevent or delay the closing of the proposed merger or otherwise negatively impact our business and operations; the actions and initiatives of current and potential competitors; our ability to manage our expenses; our ability to successfully achieve card acceptance across our networks and maintain relationships with network participants and merchants; our ability to sustain our card and personal loan growth; our ability to complete the proposed sale of the Discover Financial Services’ (“Discover”) Student Loan portfolio; our ability to increase or sustain Discover card usage or attract new customers; difficulty obtaining regulatory approval for, financing, closing, transitioning, integrating or managing the expenses of acquisitions of or investments in new businesses, products or technologies; our ability to manage our credit risk, market risk, liquidity risk, operational risk, compliance and legal risk and strategic risk; the availability and cost of funding and capital; access to deposit, securitization, equity, debt and credit markets; the impact of rating agency actions; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; losses in our investment portfolio; limits on our ability to pay dividends and repurchase our common stock; limits on our ability to receive payments from our subsidiaries; fraudulent activities or material security breaches of our or others' key systems; our ability to remain organizationally effective; our ability to maintain relationships with merchants; the effect of political, economic and market conditions, geopolitical events, climate change, pandemics and unforeseen or catastrophic events; our ability to introduce new products and services; our ability to manage our relationships with third-party vendors, as well as those with which we have no direct relationship such as our employees' internet service providers; our ability to maintain current technology and integrate new and acquired systems and technology; our ability to collect amounts for disputed transactions from merchants and merchant acquirers; our ability to attract and retain employees; our ability to protect our reputation and our intellectual property; our ability to comply with regulatory requirements; and new lawsuits, investigations or similar matters or unanticipated developments related to current matters. We routinely evaluate and may pursue acquisitions of, investments in or divestitures from businesses, products, technologies, loan portfolios or deposits, which may involve payment in cash or our debt or equity securities.

Additional factors that could cause the company's results to differ materially from those described in the forward-looking statements can be found under “Risk Factors,” “Business - Competition,” “Business - Supervision and Regulation” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's Annual Report on Form 10-K for the year ended December 31, 2023, which is filed with the SEC and available at the SEC's internet site (http://www.sec.gov) and subsequent reports on Forms 8-K and 10-Q, including the company's Current Report on Form 8-K filed today with the SEC.

Important Information About the Transaction and Where to Find It

Capital One intends to file a registration statement on Form S-4 with the SEC to register the shares of Capital One’s common stock that will be issued to Discover stockholders in connection with the proposed transaction. The registration statement will include a joint proxy statement of Capital One and Discover that also constitutes a prospectus of Capital One. The definitive joint proxy statement/prospectus will be sent to the stockholders of each of Discover and Capital One in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Discover or Capital One through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Discover or Capital One at:

Discover Financial Services	Capital One Financial Corporation
2500 Lake Cook Road	1680 Capital One Drive
Riverwoods, IL 60015	McLean, VA 22102
Attention: Investor Relations	Attention: Investor Relations
investorrelations@discover.com (224) 405-4555	investorrelations@capitalone.com (703) 720-1000

Before making any voting or investment decision, investors and security holders of Discover and Capital One are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.

Participants in Solicitation

Discover, Capital One and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of Discover and Capital One in connection with the transaction. Information regarding the directors and executive officers of Discover and Capital One and other persons who may be deemed participants in the solicitation of the stockholders of Discover or of Capital One in connection with the transaction will be included in the joint proxy statement/prospectus related to the proposed transaction, which will be filed by Capital One with the SEC. Information about the directors and executive officers of Discover and their ownership of Discover common stock can also be found in Discover’s definitive proxy statement in connection with its 2024 annual meeting of stockholders, as filed with the SEC on March 15, 2024, as supplemented by Discover’s proxy statement supplement, as filed with the SEC on April 2, 2024, and other documents subsequently filed by Discover with the SEC. Information about the directors and executive officers of Capital One and their ownership of Capital One common stock can also be found in Capital One’s definitive proxy statement in connection with its 2024 annual meeting of stockholders, as filed with the SEC on March 20, 2024, and other documents subsequently filed by Capital One with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed transaction filed with the SEC when they become available.